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                                                                   EXHIBIT 21.1



                         SUBSIDIARIES OF THE REGISTRANT



                                   REMEDY GmbH
                               REMEDY CANADA, LTD.
                                 REMEDY KK, LTD.
                                REMEDY PTE, LTD.
                                REMEDY PTY., LTD.
                           REMEDY INTERNATIONAL, LTD.
                          REMEDY SOFTWARE IRELAND, LTD.
                         REMBAY ACQUISITION CORPORATION
                         REMEDY ACQUISITION CORPORATION
                               REMEDY CAYMAN, LTD.
                                   REMEDY SARL
                                   REMEDY Srl
                          REMEDY SOFTWARE SOLUTIONS BV
                                REMEDY SPAIN S.L.
                               REMEDY SOFTWARE AB
                                 REMEDY UK, LTD.
                                 REMEDY HK, LTD.
                    REMEDY FSC, LTD., A BARBADOS CORPORATION



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